Exhibit 99.1

MYR Group Acquires The Huen Electric Companies

Rolling Meadows, Ill., July 3, 2018 — MYR Group Inc. (“MYR Group”) (NASDAQ: MYRG), announced that it has acquired substantially all of the assets of Huen Electric, Inc., Huen Electric New Jersey Inc. and Huen New York, Inc. (collectively, the “Huen Companies”). The Huen Companies are leading electrical construction firms with offices in Illinois, New Jersey and New York. The transaction closed on July 2, 2018, and was valued at approximately $47.1 million, subject to working capital and net asset adjustments. Additionally, there could also be contingent payments based on the successful achievement of certain performance targets. Over the last five years, the combined average annual revenues of the Huen Companies was approximately $130 million.

Headquartered in Broadview, Illinois, the Huen Companies deliver a wide range of commercial and industrial electrical construction services with significant experience performing work on large, complex projects. The Huen Companies also provide preconstruction services, prefabrication, telecommunications, design-build/design-assist and integrated project delivery methodologies.

“The addition of the Huen Companies to MYR Group expands our breadth of C&I service offerings and geographic reach, strengthening our market position in delivering cost-effective solutions to both new and existing customers,” said MYR Group’s President and CEO, Rick Swartz. “The Huen Companies bring a high-quality workforce and strong management team with decades of experience, who share our culture, values and commitment to delivering superior service to our customers through operational excellence. Their diverse project portfolio, strong reputation and design/assist capabilities will enhance our ability to capture projects. We are excited to welcome the employees of the Huen Companies to the MYR Group organization and look forward to making this a smooth transition.”

The Huen Companies will operate as Huen Electric, Inc. as one of MYR Group’s subsidiaries.

About MYR Group Inc.

MYR Group is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States and western Canada. For more information, visit myrgroup.com.

About the Huen Companies

The Huen Companies are leading electrical construction firms with offices in Illinois, New Jersey and New York. Established in 1983, the Huen Companies have earned a reputation as a dynamic, proactive and resourceful electrical contracting firm. The Huen Companies have extensive experience providing electrical construction projects and telecommunications for general contractors, commercial and industrial facility owners, local governments and developers. The Huen Companies also provides design/assist services, from the preparation of cost estimates and controls to value engineering and preconstruction planning. For more information, visit huenelectric.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “encouraged,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “project,” “remain confident,” “should” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

Steve Carr

Dresner Corporate Services, 312-780-7211, scarr@dresnerco.com

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